[Letterhead of Leonard W. Burningham, Esq.}

July 30, 1998


International Heritage, Incorporated
Carolina Place
2626 Glenwood Avenue, Suite 200
Raleigh, NC 27608

Re: Opinion concerning the legality under the Nevada Revised Statutes ("NRS") of the securities to be issued pursuant to the Registration Statement on Form S-8 to be filed by International Heritage, Incorporated, a Nevada corporation (the "Company")

Board of Directors:

           I have been asked to render an opinion as to the legality under the NRS of certain securities, which are to be covered by a Registration Statement to be filed by the Company on Form S-8 of the Securities and Exchange Commission (the "Commission"), and as to which this opinion is to be filed as an exhibit (the "Securities").

          As you are also aware, no services to be performed and billed to you which are in any way related to a "capital raising" transaction may be paid by the issuance of Securities pursuant to the Plan.

           In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents, to-wit:

               1.   Articles of Incorporation and all amendments thereto;

               2.   By-laws;

               3. Annual Report on Form 10-KSB for the year ended December 31, 1997;

               4. Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K for the past twelve months;

               5.   A copy of the Plan; and

               6. The Unanimous Consent of the Board of Directors adopting the Plan, designating the name of the Plan and the name, address and telephone number of the Plan's Agent.

           I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, I have reviewed various NRS statutes and judicial precedence as I have deemed relevant or necessary.

           Further, I have discussed the items relied upon in rendering this opinion and the documents I have examined with other counsel for the Company and one or more directors and executive officers of the Company, and in all instances, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have further assumed that the recipients of these Securities under the Plan will have paid the consideration required under the terms of the Plan prior to the issuance of the Securities; that none of the services performed by the recipients shall be related to "capital raising" transactions; and that all persons who are or may be deemed to be "affiliates" of the Company and who are receiving a portion of the Securities, will have their Securities represented by one or more stock certificates bearing an appropriate "control" legend, and that any resales of these Securities shall be made in accordance with applicable federal and state securities laws, rules and regulations.

           Based upon the foregoing and in reliance thereon, it is my opinion that, subject to the limitations set forth in the Plan, the Securities to be issued pursuant to the Plan will, upon their issuance and delivery, and after receipt of full payment therefor, be deemed duly and validly authorized under the NRS, legally issued under the NRS and fully paid and non-assessable under the NRS. This opinion is expressly limited in scope to the Securities described herein and which are to be expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new Registration Statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the Securities to be issued.

           Further, this opinion is expressly limited to the corporate laws of the State of Nevada, and I express no opinion with respect to the laws of any other jurisdiction.

          No opinion is given with respect to the application or availability of Form S-8 to register these Securities.

           I consent to the filing of this opinion with the Commission as an exhibit to the above referenced Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

           This opinion is based upon my knowledge of the law and facts as of the date hereof, and I assume no duty to communicate with you with respect to any matter which may hereafter come to my attention.


                              Yours very sincerely,

                              /s/Leonard W. Burningham
                              Leonard W. Burningham

LWB